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                                                                     EXHIBIT 5.1


   [LETTERHEAD OF HALE LANE PEEK DENNISON HOWARD AND ANDERSON APPEARS HERE]


                               September 17, 1999
iGo Corporation
2301 Robb Drive
Reno, Nevada 89523

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

        We have examined Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-67761) to be filed by you with the Securities and Exchange Commission on September 20, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 Shares (including shares issuable upon exercise of the underwriters' over-allotment option) of the Common Stock of iGo Corporation (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              Hale Lane Peek Dennison
                              Howard and Anderson

                              /s/ Hale Lane Peek Dennison Howard and Anderson